Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Asensus Surgical, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-238471), Form S-3 (No. 333-224049, No. 333-236200 and No. 333-252451) and Form S-8 (No. 333-161291, No. 333-190184, No. 333-191011, No. 333-193234, No. 333-197908, No. 333-203950, No. 333-211972, No. 333-219111, No. 333-225231, No. 333-231078, No. 333-239018 and No. 333-249895) of Asensus Surgical, Inc. (f/k/a – TransEnterix, Inc.) of our report dated March 11, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 11, 2021